As filed with the U.S. Securities and Exchange Commission on January 31, 2022

Registration No. 333-262428

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Leader Capital Holdings Corp.

(Exact name of Registrant as specified in its charter)

Nevada	37-1853394
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Room 2708-09, Metropolis Tower 10 Metropolis Drive, Hung Hom, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

Leader Capital Holdings Corp. 2021 Equity Incentive Plan

(Full title of the plan)

Yi-Hsiu Lin

Chief Executive Officer

Leader Capital Holdings Corp.

Room 2708-09, Metropolis Tower

10 Metropolis Drive, Hung Hom, Hong Kong

(Name and address of agent for service)

+852 3487 6378

(Telephone number, including area code, of agent for service)

Copies to:

Nimish Patel, Esq.

Mitchell Silberberg & Knupp LLP

2049 Century Park East, 18th Floor

Los Angeles, California 90067

Phone: (310) 312-3102

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share of Leader Capital Holding Corp. issuable under the 2021 Equity Incentive Plan	13,500,000	$1.02	(2)	$13,770,000	$1,276.48
Common Stock issuable upon the exercise of stock options issued under the 2021 Equity Incentive Plan and subject to the Reoffer Prospectus herein(3)	1,500,000	$0.01	(4)	$15,000	$1.39
Total	15,000,000

(1)	This registration statement on Form S-8 (the “Registration Statement”) registers the issuance of shares of the common stock, par value $0.0001 per share (the “Common Stock”), of Leader Capital Holdings Corp. (the “Registrant”) authorized for issuance under Leader Capital Holdings Corp. 2021 Equity Incentive Plan (the “Plan”), as approved by the Registrant’s board of directors on December 20, 2021.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of common stock as may become issuable pursuant to the adjustment provisions of the 2021 Plan, including stock splits, stock dividends, recapitalizations or similar transactions effected without the registrant’s receipt of consideration which would increase the number of outstanding shares of common stock. In addition, this Registration Statement registers the resale of shares of the Registrant’s Common Stock by certain selling securityholders identified in the Reoffer Prospectus included in and filed with this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3) under the Securities Act.

(2)	Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the bid and ask prices on January 25, 2022, as reported by the OTC Markets Group, Inc.

(3)	Represents shares of Common Stock reserved for issuance upon the exercise of stock options outstanding under the Plan.

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the exercise price of $0.01 per share.

EXPLANATORY NOTE

On December 20, 2021 (the “Effective Date”), the board of directors of Leader Capital Holdings Corp., a Nevada corporation (the “Registrant”), approved the Leader Capital Holdings Corp. 2021 Equity Incentive Plan (the “Plan”). The total number of shares of the Registrant’s common stock, $0.0001 par value (the “Common Stock”), that may be issued under the Plan is 15,000,000 shares of Common Stock. The Registration Statement is registering 15,000,000 shares of Common Stock reserved for issuance under the Plan of which (i) 13,500,000 shares are issuable to non-affiliate employees and consultants of the Registrant; and (ii) 1,500,000 shares are issuable to affiliates of the Registrant (the “Selling Stockholders”) upon the exercise of stock options and are deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and are made available under the “Reoffer Prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Common Stock, that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, which may be offered from time to time by certain stockholders that are current, future, or former employees, consultants, and advisors of the Registrant (the “Selling Stockholders”) for their own accounts that will be acquired by the Selling Stockholders pursuant to Plan. The Registrant will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders made hereunder.

The Selling Stockholders may sell the securities described in the reoffer prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their shares of Common Stock hereunder following the effective date of this Registration Statement and the actual date of receipt of securities under the Plan. The price at which any of the shares of Common Stock may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Common Stock may be sold at the market price at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Common Stock. The Common Stock may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell Common Stock, we will name them and describe their compensation in a reoffer prospectus supplement. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Stockholders will be borne by the Company. We provide more information about how the Selling Stockholders may sell their Common Stock in the sections titled “Plan of Distribution” and “Selling Stockholders.” The Selling Stockholders will bear all sales commissions and similar expenses.

The number of shares of Common Stock included in the reoffer prospectus represents shares of Common Stock issuable to the selling stockholders pursuant to equity awards, including but not limited to stock options and restricted stock grants, granted to the Selling Stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

As specified in General Instruction C of Form S-8, until such time as we meet the requirements for use of Form S-3, the number of shares of Common Stock to be offered by means of this reoffer prospectus, by each of the Selling Stockholders, and any other person with whom he or she is acting in concert for the purpose of selling their shares of Common Stock, if and when issued, may not exceed, during any three month period, the amount specified in Rule 144(e) of the Securities Act.

REOFFER PROSPECTUS

LEADER CAPITAL HOLDINGS CORP.

1,500,000 shares of Common Stock issuable under 2021 Equity Incentive Plan

This reoffer prospectus (the “Prospectus”) relates to the public resale, from time to time, of an aggregate of 1,500,000 shares (the “Shares”) of our common stock, $0.0001 par value per share (the “Common Stock”) by certain stockholders identified herein in the section entitled “Selling Stockholders.” Such shares may be acquired in connection with awards granted under the Leader Capital Holdings Corp.’s 2021 Equity Incentive Plan (the “Plan”). You should read this Prospectus carefully before you invest in our Common Stock.

Such resales shall take place on OTC Market’s OTCQB® Venture Market, or such other stock market or exchange on which our Common Stock may be listed or quoted at the time, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 10 of this Prospectus). We will receive no part of the proceeds from sales made under this Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Stockholders will be borne by us.

This Prospectus has been prepared for the purposes of registering our shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this Prospectus. The Selling Stockholders identified in this Prospectus, or their pledgees, donees, transferees, or other successors-in-interest, may offer the shares covered by this Prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 7 of this Prospectus. These are speculative securities.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Our Common Stock is quoted on OTC Market’s OTCQB Venture Market under the symbol “LCHD” and the last reported sale price of our Common Stock on January 28, 2022 was $1.02 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Reoffer Prospectus is January 31, 2022

LEADER CAPITAL HOLDINGS CORP.

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Except where the context otherwise requires, the terms “we,” “us,” “our,” or the “Company” refer to Leader Capital Holdings Corp., a Nevada corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Reoffer Prospectus, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this Reoffer Prospectus include, but are not limited to, statements about:

●	the availability and adequacy of our cash flow to meet our requirements;

●	economic, competitive, demographic, business and other conditions in our local and regional markets;

●	general economic conditions and events and the impact they may have on us and our clients, including but not limited to the impact of COVID-19;

●	changes or developments in laws, regulations or taxes in our industry;

●	uncertainties regarding the interpretation and enforcement of PRC laws, rules, and regulations;

●	competition in our industry;

●	the loss of or failure to obtain any license or permit necessary or desirable in the operation of our business;

●	proceedings brought by the Securities and Exchange Commission (the “Commission”) against China-based accounting firms could result in our inability to file future financial statements in compliance with the requirements of the Exchange Act;

●	changes in our business strategy, capital improvements or development plans;

●	the availability of additional capital to support capital improvements and development; and

●	other risks identified in our other filings with the Commission.

We caution you that the foregoing list does not contain all of the forward-looking statements made in this Reoffer Prospectus.

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You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this Reoffer Prospectus primarily on our current expectations, estimates, forecasts, and projections about future events and trends that we believe may affect our business, results of operations, financial condition, and prospects. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Reoffer Prospectus, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this Reoffer Prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Reoffer Prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this Reoffer Prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this Reoffer Prospectus to reflect events or circumstances after the date of this Reoffer Prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Reoffer Prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

You should read this Reoffer Prospectus and the documents that we reference in this Reoffer Prospectus and have filed as exhibits to the registration statement, of which this Reoffer Prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this Reoffer Prospectus by these cautionary statements.

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REOFFER PROSPECTUS SUMMARY

The Commission allows to “incorporate by reference” certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Reoffer Prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this Reoffer Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Reoffer Prospectus shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus or in any other document that also is or is deemed to be incorporated by reference in this Reoffer Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus. You should read the following summary together with the more detailed information regarding the Company, the Common Stock, and our financial statements and notes to those statements appearing elsewhere in this Reoffer Prospectus or incorporated herein by reference.

Our Company

Leader Capital Holdings Corp. is an early stage technology company that conducts its operations through its wholly owned subsidiaries, Leader Financial Group Limited, a Seychelles corporation incorporated on March 6, 2017 (“LFGL”), and JFB Internet Service Limited, a Hong Kong corporation incorporated on August 6, 2017 (“JFB”).

Through LFGL, we act as the service provider for a mobile application investment platform that is owned by JFB. The platform connects investors with financial service providers in an effort to sharpen operational efficiency and seeks to address customer demands for more innovative services. It is a ready-made application created to meet the needs of financial service providers, especially trust companies and insurance companies. The platform is customizable and each financial institution can adjust the platform to better suit their client’s needs.

The Company had an agreement with a third party whereby we authorized the third party to use our investment platform and related applications until December 31, 2020 for a fee. The Company was in discussion with the third party and both parties decided to terminate the agreement at maturity.

The Company has developed a new, more comprehensive mobile application, the FinMaster App. The FinMaster App intends to offer one-stop solution for multi-facet financial services. Key services include real-time Taiwan stock market quotes, financial industry information and news, social media activities, on-line live broadcast, A.I. stock selection and other features. With more than 350,000 downloads of the FinMaster App, the Company continues to collect data as well as user feedback to enhance current APP features and fine tune R&D plans to optimize customer experience.

The key features of the FinMaster App are:

●      Real-time Taiwan stock market quotes; delayed Hong Kong and U.S., stock market quotes; and financial market news feed

●      AI Stock Selection Tools: Day Trading Analysis, Portfolio Health Check, Institutional Trading Tactics, AI Smart Screening Tools

●      Instant news feed and quotes of pre-defined stocks under Watchlist

●      Live Streaming sessions from the industry expert analysts

●      Discussion Forums for users and experts’ direct communication

●      In-App Messaging: chats, audio, and video calls between members

●      Token System and Point Reward Redemption Corner

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Other key features are under development, such as:

●      Online securities account-opening and online trading

●      On-line Leader FinTech Academy programs

●      AI Futures Selection and Screening Tools

●      AI Options Selection and Screening Tools

●      In-App Messaging: chats, audio, and video calls

Corporate Information

The Company was incorporated on March 22, 2017 under the laws of the State of Nevada. Our executive offices are located at Room 2708-09, Metropolis Tower, 10 Metropolis Drive, Hung Hom, Hong Kong, and our telephone number is +852-3487-6378. We maintain a corporate website at www.leader-capital.com. The information on our website is not part of this Reoffer Prospectus. We have included our website address as a factual reference and do not intend it to be active link to our website.

The Offering

Outstanding Common Stock:	167,959,219 shares of our Common Stock are outstanding as of January 14, 2022.

Common Stock Offered:	Up to 1,500,000 shares of Common Stock for sale by the Selling Stockholders (which includes our executive officers and directors) for their own account pursuant to the Plan.

Selling Stockholders:

The Selling Stockholders are affiliates of the Company and are members of our Board of Directors and or executive officers as more particularly set forth in the section entitled “Selling Stockholders” of this Reoffer Prospectus on page 8. The amount of securities to be offered or resold by means of the reoffer Reoffer Prospectus by the designated Selling Stockholders may not exceed, during any three month period, the amount specified in Rule 144(e).

Use of proceeds:	We will not receive any proceeds from the sale of our Common Stock by the Selling Stockholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plan and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

OTC Markets trading symbol:	LCHD

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RISK FACTORS

An investment in shares of our Common Stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Common Stock, you should carefully consider the risks set forth in Item 1A of the Company’s Annual Report on Form 10-K filed with the Commission on December 14, 2021, which are incorporated by reference herein, and subsequent reports filed with the Commission, together with the financial and other information contained or incorporated by reference in this Reoffer Prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

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USE OF PROCEEDS

The shares of Common Stock which may be sold under this Reoffer Prospectus will be sold for the respective accounts of each of the Selling Stockholders listed herein (which includes our executive officers and directors) or not known by the Company at this time. Accordingly, we will not realize any proceeds from the sale of the shares of our Common Stock. We will receive proceeds from the exercise of the options, provided, however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

We are registering for resale the shares covered by this Reoffer Prospectus to permit the Selling Stockholders identified below together with current, future, or former employees, consultants, and advisors of the Company not presently known that may be entitled to receive shares of Common Stock under the Plan and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this Reoffer Prospectus to resell the shares when and as they deem appropriate. The Selling Stockholders acquired, or may acquire, these shares from us pursuant to the Plan. The shares may not be sold or otherwise transferred by the Selling Stockholders unless and until the pertinent awards vest and are exercised, as applicable, in accordance with the terms and conditions of the Plan.

The following table sets forth:

● the name of each known Selling Stockholder;

● the position(s), office or other material relationship with our company and its predecessors or affiliates, over the last three years of each Selling Stockholder;

● the number and percentage of shares of our Common Stock that each known Selling Stockholder beneficially owned as of January 28, 2022 prior to the offering for resale of the shares of Common Stock under this Reoffer Prospectus;

● the number of shares of our Common Stock that may be offered for resale for the account of each Selling Stockholder under this Reoffer Prospectus and to be issued under the Plan; and

● the number and percentage of shares of our Common Stock to be beneficially owned by each Selling Stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Stockholder).

No shares of Common Stock are issued and vested to the Selling Stockholders under the Plan as of the date of this Reoffer Prospectus.

Information with respect to beneficial ownership is based upon information obtained from the Selling Stockholders. Because the Selling Stockholders may offer all or part of the shares of Common Stock, which they own pursuant to the offering contemplated by this Reoffer Prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of shares in the column “Number of Shares Being Offered” represents all of the shares of our Common Stock that each Selling Stockholder may offer under this Reoffer Prospectus.

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We do not know when the shares of Common Stock become available under this Reoffer Prospectus: in particular, it is not known when such shares will be issued, and, if Common Stock is granted to Selling Stockholders in the form of options, when Selling Stockholders will exercise such options. It is also not presently known for how long the Selling Stockholders will hold the shares of Common Stock before selling them or how many shares they will sell. The shares of our Common Stock offered by this Reoffer Prospectus may be offered from time to time by the Selling Stockholders listed below. We cannot assure you that any of the Selling Stockholders will have Common Stock to offer for sale or sell any or all of the shares of Common Stock will be offered by them by this Reoffer Prospectus.

	Number of Shares Beneficially Owned Prior to Offering (1)			Number of Shares Being		Number of Shares Beneficially Owned After Offering (2)
Stockholders	Number		Percent (%)	Offered		Number	Percent (%)
Yi-Hsiu Lin (3)	57,137,778	(5)	34.0	1,000,000	(8)	56,137,778	33.4%
Shui Fung Cheng (4)	7,939,225	(6)	4.7	500,000	(8)	7,439,225	4.4%

Total:	59,906,725	(7)		1,500,000	(8)	58,406,725

(1)

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares which the Selling Stockholder has the right to acquire within 60 days. Applicable percentage ownership is based on 167,959,219 shares of our Common Stock are outstanding as of January 14, 2022.

(2)

Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Stockholders prior to the termination of this offering. Because the Selling Stockholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Stockholder will own upon completion of this offering.

(3)	Mr. Lin is our Chief Executive Officer, President, Secretary, Treasurer, and a member of the Company’s board of directors.

(4)	Mr. Cheng is a member of the Company’s board of directors.

(5)

Consists of (i) 5,100,000 shares of common stock beneficially held by Mr. Lin, (ii) 32,867,500 shares of common stock beneficially held by First Leader Capital Ltd., over which Mr. Lin has sole voting and investment power as the sole owner of such entity, (iii) 3,000,000 shares of common stock beneficially held by CPN Investment Ltd., over which Mr. Lin has sole voting and investment power, (iv) 5,170,278 shares of common stock beneficially held by Leader Financial Asset Management Limited, a company incorporated in the Cayman Islands, over which Mr. Lin has shared voting and investment power over as a director of such entity, (v) 10,000,000 shares of common stock beneficially held by Anzhao International Limited, over which Mr. Lin has voting and investment power given that he has the sole right to appoint the trustee of the Gratis Trust and the right to remove any such trustee with or without cause or for any reason, which trust has the right to appoint or remove the director of Anzhao International Limited and (vi) 1,000,000 shares of common stock issuable upon exercise of outstanding stock options granted under the Plan, which are fully vested as of the date hereof, at an exercise price of $0.01 per share.

(6)

Consists of (i) 2,268,947 shares of common stock beneficially held by Mr. Cheng, (ii) 5,170,278 shares of common stock beneficially held by Leader Financial Asset Management Limited, over which Mr. Cheng has shared voting and investment power as a director of such entity and (iii) 500,000 shares of common stock issuable upon exercise of outstanding stock options granted under the Plan, which are fully vested as of the date hereof, at an exercise price of $0.01 per share.

(7)

Consists of (i) 5,100,000 shares of common stock beneficially held by Mr. Lin, (ii) 2,268,947 shares of common stock beneficially held by Mr. Cheng, (iii) 32,867,500 shares of common stock beneficially held by First Leader Capital Ltd., over which Mr. Lin has sole voting and investment power as the sole owner of such entity, (iv) 3,000,000 shares of common stock beneficially held by CPN Investment Ltd., over which Mr. Lin has sole voting and investment power, (v) 5,170,278 shares of common stock beneficially held by Leader Financial Asset Management Limited, a company incorporated in the Cayman Islands, over which Messrs. Lin and Cheng have shared voting and investment power over as directors of such entity, (vi) 10,000,000 shares of common stock beneficially held by Anzhao International Limited, over which Mr. Lin has voting and investment power given that he has the sole right to appoint the trustee of the Gratis Trust and the right to remove any such trustee with or without cause or for any reason, which trust has the right to appoint or remove the director of Anzhao International Limited and (vii) 1,000,000 shares of common stock issuable upon exercise of outstanding stock options granted under the Plan, which are fully vested as of the date hereof, at an exercise price of $0.01 per share.

(8)

We are registering these shares under the Reoffer Propsectus which are issuable under the Plan to permit each Selling Stockholder to resell these shares when such Selling Stockholder deems appropriate. We are assuming the shares issuable under the Plan will be sold, however, we do not know if and when, or in what amounts the Selling Stockholders may offer the shares of common stock for sale under this Reoffer Prospectus and under any limitation set forth under Rule 144(e).

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PLAN OF DISTRIBUTION

We are registering the Shares covered by this Reoffer Prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this Reoffer Prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:

●      directly by the Selling Stockholders, or

●      through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the Reoffer Prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this Reoffer Prospectus available to the Selling Stockholders for the purpose of satisfying the Reoffer Prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●      in the over-the-counter market or on any quotation service on which the Shares may be listed or quoted at the time of sale, including the OTC Market’s OTCQB® Venture Market;

●      in transactions otherwise than on exchanges or services or in the over-the-counter market;

●      any other method permitted by applicable law; or

●      through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

As specified in General Instruction C of Form S-8, until such time as we meet the requirements for use of Form S-3, the number of shares of Common Stock to be offered by means of this Reoffer Prospectus, by each of the Selling Stockholders, and any other person with whom he or she is acting in concert for the purpose of selling their shares of Common Stock, if and when issued, may not exceed, during any three month period, the amount specified in Rule 144(e) of the Securities Act.

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The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this Reoffer Prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some instances only through registered or licensed brokers or dealers.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this Reoffer Prospectus will be passed upon for us by Mitchell Silberberg & Knupp LLP (“MSK”), Los Angeles, California. MSK is the beneficial owner of 3,000,000 shares of our Common Stock.

EXPERTS

The financial statements incorporated by reference into this Reoffer Prospectus have been audited by Centurion ZD CPA & Co., our independent registered public accounting firm, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Commission pursuant to the Securities Act with respect to items (a) and (b) below and the Exchange Act with respect to item (c) below are incorporated by reference in, and shall be deemed to be a part of, this Reoffer Prospectus:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2021, filed with the Commission on December 14, 2021;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2021 file with Commission on January 19, 2022;

(c)	All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above (other than information in any Current Report on Form 8-K deemed to have been furnished and not filed in accordance with the rules of the Commission and, except as may be noted in any such Form 8-K, exhibits filed on such Form 8-K that are related to such information); and

(d)	The description of the Company’s Common Stock set forth in Amendment No. 2 to Form 10 (000-56159) filed with the Commission on April 22, 2020, including any future amendment or report filed for the purpose of updating such description.

All reports and other documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will also be incorporated by reference in this Reoffer Prospectus and deemed to be part of this Reoffer Prospectus from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Reoffer Prospectus shall be deemed modified, superseded, or replaced for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this reoffer Reoffer Prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this reoffer Reoffer Prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Reoffer Prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this Reoffer Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting us at Room 2708-09, Metropolis Tower, 10 Metropolis Drive, Hung Hom, Hong Kong. Information about us is also available at our website at www.leader-capital.com. However, the information in our website is not a part of this Reoffer Prospectus and is not incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement with the Securities and Exchange Commission under the Securities Act with respect to the Shares. This Reoffer Prospectus is part of that Registration Statement and does not contain all the information included in the Registration Statement. For further information with respect to our Common Stock and us, you should refer to the Registration Statement, its exhibits and the materials incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Commission. Statements made in this Reoffer Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as exhibits to the Registration Statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The Registration Statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549 and the Regional Offices at the Commission located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 233 Broadway, New York, New York 10279. Copies of those filings can be obtained from the Commission’s Public Reference Section, Judiciary Plaza, 100 F Fifth Street, N.E., Washington, D.C. 20549 at prescribed rates and may also be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. You may also call the Commission at 1-800-SEC-0330 for more information. We file annual, quarterly and current reports and other information with the Commission. You may read and copy any reports, statements or other information on file at the Commission’s public reference room in Washington, D.C. You can request copies of those documents upon payment of a duplicating fee, by writing to the Commission.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions of applicable law, our charter documents, or bylaws, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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LEADER CAPITAL HOLDINGS CORP.

1,500,000 shares of Common Stock issuable under 2021 Equity Incentive Plan

REOFFER PROSPECTUS

The date of this Reoffer Prospectus is January 31, 2022

PART I.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Commission and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission pursuant to the Securities Act with respect to items (a) and (b) below and the Exchange Act with respect to item (c) below are incorporated by reference in, and shall be deemed to be a part of, this Prospectus:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2021, filed with the Commission on December 14, 2021;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2021 file with Commission on January 19, 2022;

(c)	All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above (other than information in any Current Report on Form 8-K deemed to have been furnished and not filed in accordance with the rules of the Commission and, except as may be noted in any such Form 8-K, exhibits filed on such Form 8-K that are related to such information); and

(d)	The description of the Company’s Common Stock set forth in Amendment No. 2 to Form 10 (000-56159) filed with the Commission on April 22, 2020, including any future amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (which does not include information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated therein) after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Mitchell Silberberg & Knupp LLP (“MSK”) serves as the Company’s legal counsel and has provided an opinion under Exhibit 5.1. MSK is the beneficial owner of 3,000,000 shares of our Common Stock.

Item 6. Indemnification of Directors and Officers.

Statutory Indemnification

The Nevada Revised Statutes provide that we may indemnify our officers and directors against losses or liabilities that arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

The Nevada Revised Statutes Section 78.7502 provides that:

1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his conduct was unlawful.

2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Nevada Revised Statutes Section 78.751 provides that:

1) Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to Section 78.751 subsection 2; may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the shareholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (c) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3) The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and, (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Indemnification under the Company’s Bylaws

Under our Bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another company, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise, as well as their rights under the Bylaws.

Without limiting the application of the foregoing, the board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another company, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person. The indemnification provided in the Bylaws shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Document
4.1	Articles of Incorporation (1)
4.2	Bylaws (2)
4.3	Form of Common Stock Certificate (3)
5.1	Opinion of Mitchell Silberberg & Knupp LLP (filed herewith)
23.1	Consent of Centurion ZD CPA & Co. (filed herewith)
23.2	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)
99.1	Leader Capital Holdings Corp. 2021 Equity Incentive Plan (filed herewith)

(1) Incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 of the Company, filed with the U.S. Securities and Exchange Commission on November 14, 2017.

(2) Incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1 of the Company, filed with the U.S. Securities and Exchange Commission on November 14, 2017.

(3) Incorporated by reference to the Registrant’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on March 27, 2020.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	to include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, SAR Peoples Republic of China, on January 31, 2022.

LEADER CAPITAL HOLDINGS CORP.

By:	/s/ Yi-Hsiu Lin
Yi-Hsiu Lin, Chief Executive Officer, President, Treasurer and Director (Principal Executive Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Shui Fung Cheng	Director	January 31, 2022
Shui Fung Cheng

/s/ Yi-Hsiu Lin	Chief Executive Officer, President, Treasurer and Director (Principal Executive Officer and Principal Financial Officer)	January 31, 2022
Yi-Hsiu Lin